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                                                                   EXHIBIT 4(B)

                                TRUST AGREEMENT
                                      OF
                             HECO CAPITAL TRUST II

  THIS TRUST AGREEMENT is made as of October 7, 1998 (the "Trust
Agreement"), by and among Hawaiian Electric Company, Inc., a Hawaii corporation, as Depositor (the "Depositor"), The Bank of New York as trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), and T. Michael May, Paul A. Oyer and Lorie Ann Nagata, not individually but in their capacity as trustees (collectively, the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

  1. The trust created hereby shall be known as "HECO Capital Trust II" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $25. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

  3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

  4. The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
     (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or such other exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service
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     of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the Preferred Securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint any one or more of Paul A. Oyer, Marvin A. Hawthorne, Lorie Ann Nagata, David J. Reber and Gregory R. Kim, with power in any one of them to act singly, as his, her or its, as the case may be, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

  5. This Trust Agreement may be executed in one or more counterparts.

  6. The number of trustees of the Trust initially shall be five (5) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person which is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. The Delaware Trustee represents and warrants that it has and will retain its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

  7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

  8. In the event that the parties hereto do not enter into an amended and restated trust agreement prior to the expiration of one hundred twenty
     (120) days from the date hereof, (i) this Trust Agreement (except for Section 9 hereof, which shall survive) shall terminate and the Trustees shall have no further duties except for the filing of a certificate of cancellation in accordance with the Business Trust Act; and (ii) the Trust shall dissolve and terminate in accordance with Section 3808 of the Business Trust Act.

  9. Concerning the Trustees.
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          (a)  The Trustees accept the trust hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement. Each Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence.
     In particular, but not by way of limitation:

               (i) No provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

              (ii) The recitals contained herein shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness;

             (iii) If, (1) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action or (2) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (3) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the
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     Property Trustee does not receive such instructions of the Depositor within ten business days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than five business days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interest of the Depositor, in which event the Property Trustee shall have no liability except for its own negligent action, its own negligent failure to act or its own willful misconduct; and

              (iv) To the extent that, at law or in equity, the Administrative Trustees have duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Administrative Trustees shall not be liable to the Trust for the Administrative Trustees' good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor to replace such other duties and liabilities of the Administrative Trustees.

          (b) The Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (c) The Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (d) The Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) Except as expressly provided in this Section 9, in accepting and performing the trust hereby created, each Trustee acts solely as a Trustee hereunder and not in its individual capacity, and all persons having any claim against a Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     10.  Compensation; Indemnity; Fees.
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     The Depositor agrees:

          (a) to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligent action, its own negligent failure to act or its own willful misconduct (or, in the case of the Administrative Trustees, any such expense, disbursement or advance as may be attributable to his/her gross negligence); and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless the Trustees and any of the officers, directors, employees or agents of the Trustees (the "Indemnified Persons") from and against any loss, damage or claim incurred by such Indemnified Persons by reason of any act or omission performed or omitted by such Indemnified Persons in good faith on behalf of the Trust and in a manner such Indemnified Persons reasonably believed to be within the scope of authority conferred on such Indemnified Persons by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                        Hawaiian Electric Company, Inc. as
                                         Depositor

                                                   /s/ Paul A. Oyer
                                        By: ___________________________________
                                          Paul A. Oyer,
                                          Financial Vice President and
                                          Treasurer

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                                                 /s/ Marvin A. Hawthorne
                                          By: _________________________________
                                            Marvin A. Hawthorne,
                                            Assistant Treasurer

                                          THE BANK OF NEW YORK, not in its
                                           individual capacity but solely as
                                           trustee of the Trust

                                                   /s/ Thomas C. Knight
                                          By: _________________________________
                                            Name: Thomas C. Knight
                                            Title: Assistant Vice President

                                          THE BANK OF NEW YORK (DELAWARE), not
                                           in its individual capacity but
                                           solely as trustee of the Trust

                                                    /s/ Walter N. Gitlin
                                          By: _________________________________
                                            Name: Walter N. Gitlin
                                            Title: Authorized Signatory

                                          T. Michael May, not in his
                                           individual capacity, but solely as
                                           trustee of the Trust

                                                   /s/ T. Michael May
                                          By: _________________________________
                                                        Signature

                                          Paul A. Oyer, not in his individual
                                           capacity, but solely as trustee of
                                           the Trust

                                                    /s/ Paul A. Oyer
                                          By: _________________________________
                                                        Signature

                                          Lorie Ann Nagata, not in her
                                           individual capacity, but solely as
                                           trustee of the Trust

                                                 /s/ Lorie Ann Nagata
                                          By: _________________________________
                                                        Signature

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